Confidential Treatment

TECHNOLOGY RESELLER AGREEMENT

This Technology Reseller Agreement (“Agreement”) effective as of this 01 day of May, 2007 (“Effective Date”), is made and entered into by and between

Applied DNA Sciences, Inc. a Nevada corporation with an address of 25 Health Sciences Drive, Suite 113, Stony brook, New York 11790 (ADNAS”)

and

Printcolor Screen Ltd. a Swiss company with an address of Welschloh 299, CH-8965 Berikon, Switzerland (“Printcolor”)

WHEREAS, ADNAS has developed and has rights in certain technology used for botanical DNA encryption, embedment and authentication solutions wherein a marker may be embedded in items to, among other things, authenticate and identify counterfeit versions of such items; and

WHEREAS, Printcolor desires the right to include ADNAS SigNature DNA Markers in it is products for distribution to its customers, and ADNAS is willing to grant such rights, in accordance with the terms and conditions herein.

NOW THEREFORE, in consideration of the mutual covenants and understandings contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS

For the purpose of this Agreement, the following terms shall have the stated meanings:

1.1	“Affiliate” with respect to a party, means any entity controlling, controlled by or under common control with such party.
1.2

“Intellectual Property” means all current and future worldwide patents and other patent rights, trademarks, trade names, service marks, copyrights, applications for any of the foregoing, technology, know-how, trade secrets, mask work rights and all other intellectual property rights.

1.3	“Printcolor Products” means those products sold by Printcolor that are identified on Schedule A.
1.4

Profit” “means the actual amount received by Printcolor for the sale of DNA enhanced Printcolor Products less the following deductions to the extent that such amounts are actually accrued or incurred as to such sales: (a) cost of goods sold (b) freight, packaging and insurance costs incurred in transporting the Product to customers (c) quantity, cash and other trade discounts or rebates allowed and actually taken; (d) customs duties, surcharges, taxes and other governmental charges incurred with the importation or exportation of Products; and (e) amounts repaid or credited by reason of rejections, recalls or retroactive price reductions.

1.5	“SigNature DNA Markers” means the DNA-inscribed markers comprising ADNAS’ technology.

2.	PRINTCOLOR RIGHTS AND OBLIGATIONS
2.1	Rights Granted . Subject to and in accordance with the terms of this Agreement, ADNAS hereby:
(i)	appoints Printcolor as an authorized Reseller of SigNature DNA Markers for the Term;
(ii)

grants to Printcolor a non-exclusive, non-transferable, limited right and license during the Term to affix the Signature DNA Markers only on Printcolor Products for distribution to Printcolor’s customers;

(iii)

agrees that once Printcolor has identified a customer to ADNAS in writing, ADNAS will not offer its products to this customer, except through Printcolor, for as long as customer remains a customer of Printcolor; and

(iv)	agrees that any inquiries received by ADNAS from customers in markets as described in Schedule A shall be forwarded to Printcolor.
2.1.1	Printcolor hereby:
(i)	agrees to exclusively use SigNature DNA during the Term of this Agreement.
(ii)	agrees to produce sample prints to include in its security solutions hand book and to develop sample kits for marketing purposes, and to provide such handbooks to ADNAS in reasonable quantity.
2.2	Specific Restrictions. Without in any way expanding the rights granted above, Printcolor’s use of the SigNature DNA Markers shall be restricted in accordance with the following specific restrictions.
2.3	No Unauthorized Use. Printcolor shall not use the SigNature DNA Markers except as expressly permitted under the terms of this Agreement.
2.4	No Altering. Printcolor shall not alter, translate, adapt or vary the SigNature DNA Markers.
2.5	No Reverse Engineering. Printcolor shall not decompile or disassemble the SigNature DNA Markers or reverse engineer the SigNature DNA Markers (or attempt, authorize or permit the same).
2.6	No Copying. Printcolor may not make or attempt to make copies of the SigNature DNA Markers.

3.	ORDERS/FEES
3.1 Purchase Orders. Printcolor shall submit purchase orders to ADNAS for one of the following:
3.1.1	“Printcolor” DNA for general applications requiring lower security;
3.1.2	Ten “mix and Match” DNA for individualized applications requiring higher security;or
3.1.3	Joint development projects for large customers requiring highest security.
3.2	Fees. ADNAS shall be entitled to the fees associated with Printcolor’s distribution of Printcolor Products which have SigNature DNA Markers, in accordance with the fee schedule set out in Schedule B.
3.3

Shipment. All orders will be shipped by ADNAS F.O.B. place of origin within 30 days of receipt of a formal purchase order. Orders needing a degree of custom development may require some prepayement to initiate development.

3.4

Taxes. All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties. Each party will pay the taxes and duties assessed against it in connection with this Agreement and its performance by any authority within or outside of the U.S., except for taxes payable on the other party’s net income or any other taxes due and payable by the other in the ordinary course.

3.5	Records. During the Term, Printcolor will maintain accurate records necessary to determine the fees payable pursuant to Section 3.2.
3.6

Audit. Not more than once during each six (6) month period, and upon ten (10) days prior written notice to Printcolor, ADNAS may inspect Printcolor’s records identified in Section 3.5 to verify compliance with Printcolor’s obligations to pay feed under this Agreement (“Audit”). If the Audit reveals an underpayment, Printcolor will pay to ADNAS the full amount of such underpayment within fifteen (15) days of Printcolor’s receipt of the results of the Audit. The cost of any Audit shall be born by ADNAS; provided that if the Audit reveals an underpayment of more than five percent (5%) of the fees due for the period audited, then Printcolor will bear the reasonable costs of the Audit. Any such Audit shall be conducted at a time and a place reasonably acceptable to Printcolor, and in such a manner so as not to interfere with or disrupt Printcolor’s business and operations.

4	TERM AND TERMINATION
4.1

Term. This Agreement shall commence on the Effective Date and continue for a period of three (3) years. Thereafter, this Agreement shall automatically renew for successive one year terms (each a “Renewal Term”) unless earlier terminated as permitted below. The Initial Term and all Renewal Terms are referred to collectively as the “Term”.

4.2	Termination.
4.2.1.	Breach. Either party may terminate this Agreement for a material breach by the other party if such breach is not cured within thirty (30) days after receipt of written notice thereof.
4.2.2

Termination. In the event of the expiration or termination of this Agreement all of the rights granted to Printcolor pursuant to this Agreement shall terminate; provided that Printcolor may continue to resell any SigNature DNA Markers that it has inventory of as of the effective date of such termination so long as Printcolor in not in default of its obligations under Section 2 or 3.

5.	LIMITED WARRANTIES
5.1

Warranties. Each party represents and warrants that (a) it is authorized and has the right to enter into this Agreement; and (b) it has rights to its products sufficient to complete this transactions contemplated by this Agreement.

5.2

DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5, THE SIGNATURE DNA MARKERS AND ANY OTHER MATERIALS PROVIDED BY ADNAS ARE PROVIDED “AS IS” WITHOUT ANY WARRANTIES OF ANY KIND, AND ADNAS SPECIFICALLY DISCLAIMS ALL WARRANTIES,WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

6	PROPRIETARY RIGHTS
6.1

Each party maintains all rights, title and interest, including all Intellectual Property Rights, in and to its own proprietary material and all of the technology relating thereto, except for the license rights expressly granted in Section 2.

6.2

All inventions developed jointly during the Agreement will be assigned to ADNAS. ADNAS will be responsible for all costs associated with filing, prosecuting and maintaining any patents resulting from joint inventions. Printcolor shall provide reasonable assistance in a timely manner to ADNAS at ADNAS’ request.

6.3

Printcolor will receive an exclusive, fully paid up worldwide license to any intellectual property jointly developed during the course of this Agreement. Should this Agreement be terminated, this license will convert to a non- exclusive license.

7	INDEMNITY
7.1

Indemnity. Printcolor shall defend, indemnify and hold harmless ADNAS, its Affiliates, and their respective officers, directors, employees and agents (each an “Indemnified Party”) from and against any and all claims, suits, losses, liabilities, damages, judgments, settlements, costs and expenses (including but not limited to investigation costs and attorneys’ fees and expenses), that any Indemnified Party may suffer or incur as a result of any claim by any third party relating to the Printcolor Products.

7.2

Procedure ADNAS or the affected Indemnified Party will (a) promptly notify Printcolor in writing of any such claim, provided, however, that a delay in notifying Printcolor shall not avoid Printcolor’s indemnity obligations hereunder unless, and only to the extent that, Printcolor’s ability to defend the claim has been materially prejudiced thereby; and (b) provide to Printcolor, at Printcolor’s expense, all available information, assistance and authority reasonably necessary to defend. Printcolor shall, at its own expense, assume the defense of any such claim or suit. In no event, however, shall Printcolor settle any such claim without the written consent of ADNAS and the affected Indemnified Party, which consent shall not be unreasonably withheld. Printcolor shall reimburse ADNS for any costs and expenses (including without limitation reasonable attorney’s fees) incurred by ADNAS or and Indemnified Party in enforcing the aforesaid indemnification.

8.	LIMITATION OF LIABILITY
8.1

DISCLAIMER. IN NO EVENT SHALL ADNAS OR ITS AFFILIATES OR PROVIDERS BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES (INCLUDING WITHOUT LIMITATION, LOSS OF PRODUCTION, LOSS OF PROFITS OR OF CONTRACTS, LOSS OF REVENUE, LOSS OF OPERATION TIME, LOSS OF GOODWILL OR ANTICIPATED SAVINGS, WASTED MANAGEMENT OR STAFF TIME) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATERIALS PROVIDED BY ADNAS PURSUANT HERETO, WHETHER IN AN ACTION IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, OR ITS TERMINATION, AND IRRESPECTIVE OF WHETHER ADNAS HAS BEEN ADVISED OF THE POSSIBLITY OF ANY SUCH DAMAGES.

8.2	LIMIT. ADNAS MAXIMUM LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR BASED ON ANY

CLAIM FOR INDEMNITY OR CONTRIBUTION OR OTHERWISE, IN RESPECT OF EACH AND EVERY EVENT ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, SHALL NOT EXCEED THE AMOUNT PAID TO ADNAS BY RESLLER IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE CLAIM GIVING RISE TO SUCH LIABILITY.

9.	CONFIDENTIALITY

The parties recognize that each party may disclose to the other information concerning suppliers, clients, distributors, agents, brokers, buyers, sellers, technical data, performance data, pricing details, formulas, processes, commissions, discounts, information relating to competitors and other information which the parties have acquired through their investment of time, expense and effort and which may constitute confidential proprietary business information, intellectual property, and/or trade secrets. The parties acknowledge and agree that during the term of this Agreement, and in the course of the discharge of the duties hereunder, the parties shall have access to and become acquainted with information concerning the operation of the other party, including, financial, personnel, sales, manufacturing, buying, planning, and other information owned by and regularly used in the operation of the business of each party and each party shall also receive information of a proprietary nature regarding the constitution, formulation, pricing and effectiveness of the Products and both parties hereto accept that such information as outlined above constitutes the Confidential Information of the providing party. The parties hereto agree not to disclose any such Confidential Information, directly or indirectly, to any other person or party, except as may be necessary for such person or party to pursue sales as a function of this Agreement and such person or party shall have executed a Confidentiality Agreement undertaking, binding that person or party to conditions of confidentiality identical to those contained in this Agreement. The obligations of confidentiality contained in this Section shall survive expiration or earlier termination of this Agreement.

10.	MISCELLANEOUS
10.1

Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York, except to the extent that New York conflict of laws rules would require the application of the law of another state or country.

10.2

Relationship of the Parties. This Agreement does not constitute a partnership agreement, nor does it create a joint venture or agency relationship between the parties. Neither party shall hold itself out contrary to the terms of this S. 10.2. Neither party shall be liable to any third party for the representations, acts, or omissions of the other party.

10.3

Notices. Unless otherwise expressly provided for, all notices, requests, demands, consents or other communications required or permitted under this Agreement must be in writing and must be delivered personally or sent by certified mail (postage prepaid and return receipt requested) or by a nationally recognized courier using its tracking system, to the other party at the address set forth below (or to any other address given by either party to the other party in writing):

If to ADNAS, addressed to:	if to Printcolor, addressed to:
Applied DNA Sciences, Inc.	Printcolor Deutschland GmbH
25 Health Sciences Drive, Suite 113	Josef-Baumann-Strasse 39
Stony Brook, NY 11790	DE-44805 Bochum, Germany
Facsimile: 631 444-8848	Facsimile: 0049 234 687 1919
Attention: Kurt Jensen	Attention: Peter Paul

In the case of mailing, the effective date of delivery of any notice, demand or consent shall be considered to be ten (10) days after proper mailing. In the case of courier, the effective date of delivery of any notice, demand, or consent shall be upon actual delivery as confirmed by the courier’s tracking system.

10.4

Assignment. Neither this Agreement nor any right (except as otherwise stated in Section 2) or obligation under this Agreement may be assigned by either party without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Applied DNA Sciences, Inc.	Printcolor:
By (sign)	By (sign)

Printed name: Kurt Jensen	Printed name: Dieter Hermann
Title: Comptroller	Title: CEO
Date: 5/30/2007	Date: 21th May 2007

Schedule A

Printcolor will initially use the SigNature DNA Markers in the following products for distribution to its customers. Additional products may be added to this list in the future:

Initially Printcolor will focus on the following markets:

•Tickets and tags

•Security plastic label

•Textile label

•DVD replication

•Luxury packaging

•OEM parts (direct decoration)

•Plastic cards

•High security printers (Money, State documents) via specialized partner

Ink technology:

Initially, Printcolor will focus on their available ink technology

1.	Screen printing inks
2.	Flexo printing inks
3.	Pad printing inks
4.	DOD digital printing inks

However, using offset printing inks from a partner company can be seen as an option if markets require.

SCHEDULE B

Printcolor shall pay ADNAS the following fees:

1.	For Printcolor Product 3.1.1 Printcolor shall pay to ADNAS $*** per liter of Printcolor Product which contains SigNature DNA Markers
2.	For Printcolor Product 3.1.2, Printcolor shall pay to ADNAS $*** per liter of Printcolor Product which contains SigNature DNA Markers.....
3.	For Printcolor Products 3.1.3, which require joint development, Printcolor and ADNAS will share in Profits ***. Companies will be responsible for their own costs of development.